SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (the “Sublease”), is made this 7th day of January 2015 (the “Effective Date”), by and between Tribune Media Company, a Delaware corporation as successor in interest to Tribune Company (“Sublessor”), and Finjan Holdings, Inc., a Delaware corporation (“Sublessee”).

W I T N E S S E T H :

WHEREAS, Wells Reit II – University Circle, L.P., as landlord (“Landlord”), and Sublessor are parties to that certain Office Lease Agreement dated as of September __, 2013 (the “Master Lease”, a copy of which is attached as Exhibit A hereto).  Pursuant to the terms of the Master Lease, Landlord leases to Sublessor Suite 600 in that certain building located at 2000 University Avenue in East Palo Alto, California (the “Building”), which comprises approximately 11,613 rentable square feet of rentable area on the sixth (6th) floor of the Building (the “Existing Premises”), as further described in Exhibit B hereto, being the same Premises as more particularly described in the Master Lease; and

WHEREAS, Sublessor wishes to sublet, and Sublessee wishes to sublease, a portion of the Existing Premises consisting of 7,203 square feet of rentable area therein as depicted on Exhibit B (the “Sublease Premises”), subject to and in accordance with the terms of this Sublease and in this regard, Sublessee agrees and consents to comply with the terms of the Master Lease, except as modified herein.  Initially capitalized terms used herein, but not otherwise defined herein, shall have the meaning set forth in the Master Lease.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

ARTICLE 1 – LEASE OF SUBLEASE PREMISES

Effective as of the Sublease Commencement Date and continuing through to and including the Sublease Expiration Date, Sublessor shall lease to Sublessee and Sublessee shall lease from Sublessor the Sublease Premises, on all of the terms and conditions of the Master Lease, as modified herein.  Licensee shall only use and occupy the Sublease Premises depicted on Exhibit B despite the fact that there may not be demising walls separating the Sublease Premises from the rest of the sixth floor of the Building.  Subject to the terms of the Master Lease, Sublessee shall have access to the Sublease Premises and all Common Areas twenty-four (24) hours per day, seven (7) days per week. All capitalized words and phrases not otherwise defined or described in this Sublease shall have the meanings ascribed to them in the Master Lease.

2000 UNIVERSITY AVENUE
Finjan Holdings, Inc.

ARTICLE 2 – SUBLESSOR REPRESENTATIONS AND WARRANTIES

Sublessor represents and warrants that (a) a true and correct copy of the Master Lease, which has not been amended, is attached hereto as Exhibit A; (b) the Master Lease is in full force and effect and the Sublessor has not entered into any other agreements pursuant to the Master Lease; (c) that Sublessor and Landlord are not in default thereunder (and no condition exists which with the expiration of any applicable cure periods would result in a default thereunder) and Sublessor has not received any notice of a default by Sublessor thereunder or delivered to Landlord a notice claiming a default by Landlord thereunder and that Sublessor has not mortgaged its leasehold estate in the Sublease Premises; (d) Sublessor has no claims, defenses, or right of offset against payment of Rent under the Master Lease; (e) all conditions precedent to Sublessor being able to seek the approval of the Landlord to assign or sublease the Master Lease as provided herein have been performed by Sublessor, such that this Sublease can be entered into between the Sublessor and Sublessee and be binding in accordance with its terms on the Sublessor, Sublessee and the Landlord, upon receipt of Landlord written approval of this assignment as provided in the Master Lease; (f) Sublessor shall not terminate the Master Lease or amend the Master Lease to increase Sublessee’s obligations to Landlord or diminish Sublessee’s rights hereunder; and (g) Sublessor shall promptly, and in no event later than five (5) business days after receipt by Sublessor, furnish to Sublessee copies of any notices received from any party relating to the Master Lease or the use or occupancy of the Sublease Premises to the extent that such notice affects the interests of Sublessee hereunder (including without limitation copies of all invoices for which Sublessee is responsible hereunder in whole or in part). Sublessor further represents and warrants that the term of the Master Lease expires September 30, 2018.

ARTICLE 3 – SUBLEASE TERM

The term of this Sublease (the “Sublease Term”) shall commence on the date upon which the possession of the Sublease Premises is delivered to Sublessee with the Sublessor Work Substantially Complete (as such terms are defined in the Work Letter attached hereto as Exhibit C) (the “Sublease Commencement Date”), and shall expire on September 30, 2018 (the “Sublease Expiration Date”), unless sooner terminated by the Master Lease or in accordance with this Sublease.  Sublessor shall have a period of sixty (60) days after the Effective Date within which to perform its due diligence concerning permits and all other approvals needed to construct the Sublessor Work.  If such permits are not obtained within such 60-day period, Sublessor shall have the right to terminate this Sublease by giving written notice to Sublessee pursuant to Article 11 below.

Notwithstanding any provision to the contrary in the Master Lease, Sublessor hereby expressly waives any right Sublessor may have to a Master Lease extension or renewal.

ARTICLE 4 – SUBLEASE RENT

(A)	Sublessee shall pay to Sublessor as rent for the Sublease Premises the following amounts per month (the “Sublease Base Rent”), except as expressly provided in this Article 4 below:

Lease Month	Annual Rate Per Square Foot (OFFICE)	Monthly Base Rent	Annual Base Rent
1*-13	$4.90	$35,294.70	$424,536.40
14-25	$5.05	$36,353.54	$436,242.49
26-37	$5.20	$37,444.15	$449,329.77
38-45**	$5.35	$38,567.47	$462,809.66
*Base Rent for the second (2nd)  full calendar month of the Sublease Term shall be abated, subject to and in accordance with the terms and conditions of this Article 4.

**Or September 30, 2018, whichever is sooner.

2000 UNIVERSITY AVENUE
Finjan Holdings, Inc.

(B)
The Sublease Base Rent shall be due and payable in advance, without deduction or offset, unless otherwise provided for herein.  The Sublease Base Rent payment for the first calendar month of the Sublease Term ($35,294.70) shall be due upon execution of this Sublease, and the remainder of Sublease Base Rent payments shall be due on or before the first day of each and every calendar month during the Sublease Term.  If any rental payment date (including the Commencement Date) falls on a day of the month other than the first (1st) day of such month or if any rental payment is for a period which is shorter than one (1) month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs.  All other payments or adjustments required to be made under the terms of this Sublease that require proration on a time basis shall be prorated on the same basis.

(C)
Notwithstanding anything to the contrary contained herein and provided that Sublessee faithfully performs all of the terms and conditions of this Lease, and no default by Sublessee occurs hereunder, Sublessor hereby agrees that Sublessee shall not be required to pay the monthly installments of Sublease Base Rent for the second (2nd) full calendar month of the Sublease Term (the “Abatement Period”).  During the Abatement Period, Sublessee shall still be responsible for the payment of all of its other monetary obligations under this Sublease.  In the event of a default by Sublessee under the terms of this Sublease that results in termination of this Lease in accordance with the provisions of Article 19 of the Master Lease, then as a part of the recovery set forth in Article 19 of the Master Lease, Landlord shall be entitled to the recovery of the Base Rent that was abated under the provisions of this Article 4.

(D)	In addition to the obligation to pay Sublease Base Rent payments, Sublessee shall be responsible for the actual cost of all after-hours utilities incurred during the Sublease Term.

(E)
Notwithstanding anything to the contrary in Section 7.1 of the Master Lease, without limiting the generality of the foregoing, Sublessor specifically agrees to pay any and all of Landlord’s costs, charges, and expenses, including Landlord’s reasonable attorneys’ fees, upon submission of invoices therefor.

(F)
Sublessee’s failure to pay the Sublease Base Rent hereunder within five (5) days of the due date therefor shall result in the imposition of a service charge for such late payment in the same amounts and at the same rates as provided in the Master Lease on such amounts due and on such time frames provided (“Service Charge”).  Sublessor and Sublessee agree that this Service Charge represents a reasonable estimate of the costs and expenses Sublessor will incur and is fair compensation to Sublessor for its loss suffered by reason of late payment by Sublessee.

2000 UNIVERSITY AVENUE
Finjan Holdings, Inc.

(G)
All payments to Sublessor shall be made by federal funds wire transfer according to wiring instructions specified in Article 11 herein, or as otherwise instructed by Sublessor in writing from time to time.

ARTICLE 5 – EXPENSES AND TAXES

Sublessee shall be responsible for a portion of Tenant’s Proportionate Share of all costs and expenses of every kind and nature which may be imposed, at any time, on Sublessor pursuant to Article V of the Master Lease (except for Base Rent, as defined in the Master Lease), equal to 5.02% [based on 7,203 square feet of rentable area in the Sublease Premises / 143,429 square feet of rentable area in the Building (“Sublessee’s Proportionate Share”)].  As hereinafter used, “Rent” shall include Sublease Base Rent and all additional charges to be paid by Sublessee pursuant to this Article 5.

ARTICLE 6 – USE OF SUBLEASE PREMISES; RIGHT OF QUIET ENJOYMENT

Sublessee shall use and occupy the Sublease Premises for general office purposes, and other legally related uses ancillary thereto (to the extent such ancillary uses are permitted in the Sublease Premises by Law and are for the benefit only of the employees of Sublessee, permitted subtenants and their respective business invitees), and for no other use or purpose.

In addition to the payment of Sublease Base Rent in accordance with the terms of this Sublease, Sublessee shall perform and observe those terms to be performed by Sublessor under the provisions of the Master Lease which arise or accrue during the Sublease Term, other than expressly as provided herein, and agrees to be bound by such terms and conditions of the Master Lease, except for:  (i) Sublessor’s obligation to pay Rent and Additional Rent thereunder, (ii) all terms, covenants and conditions which Sublessor has expressly undertaken to perform or observe pursuant to the terms hereof and (iii) any obligations of Sublessor with respect to the Existing Premises that do not include the Sublease Premises.

Subject to the foregoing paragraph, Sublessee hereby acknowledges that this Sublease is subordinate and subject to the Master Lease and that in the event of any termination of the Master Lease, the terms and conditions of Article 14 of this Sublease shall govern.

Whenever the provisions of the Master Lease require the written consent of the Landlord, such provisions shall be construed to require the written consent of both the Landlord and the Sublessor. Notwithstanding anything to the contrary in this Sublease, if any of the express provisions of this Sublease shall conflict with any of the provisions of the Master Lease incorporated herein by reference, such conflict shall be resolved in every instance in favor of this Sublease; however, nothing contained in this Sublease shall be deemed, in any way, to modify any of the provisions of the Master Lease.

As long as Sublessee is not in default under this Sublease beyond any applicable notice and cure periods, Sublessee shall peacefully and quietly have, hold and enjoy the Sublease Premises for the Sublease Term without hindrance or molestation from Sublessor.

2000 UNIVERSITY AVENUE
Finjan Holdings, Inc.

ARTICLE 7 – SALES, ASSIGNMENT AND SUBLEASE

Sublessee shall not sell or assign this Sublease or further sublet the Sublease Premises or any part or interest therein without the prior written consents of both Sublessor and Landlord, which consents shall be subject to the same standard as contained in the Master Lease.  If consent is once given by Sublessor or Landlord to the assignment of this Sublease or to a subletting of the Sublease Premises or any interest therein, neither Sublessor nor Landlord shall be barred from subsequently refusing to consent to any further assignment hereof or sublease of the Sublease Premises.  To the extent Sublessee assigns or further sublets its rights hereunder, and such rental proceeds therefrom exceed the Rent due hereunder, Sublessee shall be liable to landlord for fifty percent (50%) of any net excess rental proceeds pursuant to Section 7.5 of the Master Lease.

ARTICLE 8 – INDEMNIFICATION

Sublessee shall indemnify, defend and hold Sublessor and Landlord harmless from and against any and all costs, damages or expenses, including reasonable attorneys' fees, relating to or resulting from any defaults or violations by Sublessee of its obligations hereunder as to the Master Lease or this Sublease, and all matters referenced in Section 15.2 of the Master Lease to the extent related to actions or omissions of Sublessee (or Sublessee’s agents, employees, or invitees), subsequent to the Sublease Commencement Date of this Sublease, except to the extent any of the foregoing result from the negligence or willful misconduct of Sublessor and/or Landlord.  Sublessee shall also be bound by the terms of Section 15.2 of the Master Lease with respect to the Lease and this Sublease, except to the extent any of the matters contained in Section 15.2 of the Master Lease result from the negligence or willful misconduct of Sublessor and/or Landlord.  Sublessor shall indemnify, defend and hold Sublessee harmless from and against any and all costs, damages or expenses, including reasonable attorneys' fees, relating to or resulting from any defaults or violations by Sublessor of its obligations hereunder as to the Master Lease or this Sublease.

Notwithstanding anything contained in this Sublease to the contrary, in no event will either party be liable to the other for consequential, incidental, indirect, punitive or special damages (including loss of profits or business) regardless of whether such liability is based on breach of contract, tort, strict liability, breach of warranties, failure of essential purpose or otherwise, and even if advised of the likelihood of such damages.

Sublessor represents and warrants that it has not taken any act or refrained from taking any action and/or caused any damage to the Sublease Premises which would create a liability or obligation on the part of the Sublessee whereby Sublessee would be unable to surrender the Sublease Premises in a safe, clean and neat condition as the Sublease Premises were in as of the Sublease Commencement Date, normal wear and tear excepted.

ARTICLE 9 – INSURANCE

Sublessee shall obtain all insurance required of Sublessor pursuant to the Master Lease, and Landlord shall be named as an additional insured party on such insurance policies to the extent Landlord possesses an insurable interest.  Sublessor shall be named as an additional insured party on such insurance policies related to the Subleased Existing Furniture (as defined in Article 19 below). Prior to taking occupancy of the Sublease Premises, Sublessee shall provide Sublessor and Landlord with a certificate of insurance evidencing that such insurance is in full force and effect.

2000 UNIVERSITY AVENUE
Finjan Holdings, Inc.

ARTICLE 10 – DEFAULT

The default provisions in Article 19 of the Master Lease are incorporated herein by reference, and shall apply with respect to any default by Sublessee or Sublessor under this Sublease or relating to the Sublease Premises.  As between Sublessor and Sublessee, in the event of default by Sublessee in the payment of Sublease Base Rent as and when due, or in the performance of any of Sublessee's other obligations hereunder, Sublessor shall have the right to exercise any and all available rights and remedies available at law or in equity by reason of any such default by Sublessee, including, without limitation, all the rights of Landlord under the Master Lease.  Upon any default of the Master Lease by Landlord, Sublessor shall, at Sublessee’s request, be required to enforce the performance of Landlord, or any obligation of, or right against the Landlord, under or in connection with the Master Lease.  In any dispute relating to an alleged default hereunder the prevailing party shall be entitled to reasonable attorneys’ fees and costs, in preparation, at trial, on appeal or in any ancillary proceeding associated therewith.

ARTICLE 11 – NOTICES

Any notice, demand, consent or waiver required or permitted to be given or served by either party to this Sublease shall be in writing and shall be deemed to have been duly given if delivered in person (inclusive of overnight delivery, with delivery receipt) or sent by United States certified or registered mail, return receipt requested (but only effective three (3) business days after mailing), addressed to the other party as follows:

If to Sublessor:	If to Sublessee:

Tribune Media Company
Attn: General Counsel/Real Estate
435 N. Michigan Avenue
Chicago, IL 60611

with a copy to:

Tribune Media Company
c/o MacMunnis, Inc.
1840 Oak Avenue, Suite 300
Evanston, IL 60201

and:

Tribune Media Company
2000 University Avenue, Suite 600
East Palo Alto, CA 94303

Until the Sublease Commencement Date:

Finjan Holdings, Inc.
333 Middlefield Road Suite 110
Menlo Park, CA 94025

After the Sublease Commencement Date:

Finjan Holdings, Inc.
2000 University Avenue, Suite 600
East Palo Alto, CA 94303

With a copy to:

phil@finjan.com

2000 UNIVERSITY AVENUE
Finjan Holdings, Inc.

Payment of Sublease Base Rent and any other sums due hereunder shall be made as follows:

To Sublessor:
Via Wire [REDACTED – BANK ACCOUNT INFORMATION] Via Electronic Transfer or the Like [REDACTED – BANK ACCOUNT INFORMATION]

ARTICLE 12 – AUTHORITY AND CONTINUING LIABILITY OF SUBLESSOR

Sublessee and Sublessor each hereby covenant, warrant and represent to the other that each individual executing or delivering this Sublease on behalf of Sublessee or Sublessor respectively is duly authorized to do so in accordance with the organizational documents of Sublessee and Sublessor respectively; that this Sublease is binding upon each; that each of Sublessee and Sublessor is duly organized in the State of origin and is authorized to conduct business in the State of California; and that the execution and delivery of this Sublease by will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Sublessee or Sublessor respectively is a party or by which Sublessee or Sublessor may be bound.

Sublessor hereby acknowledges that this Sublease does not relieve it from its liability for the payment of rent and the performance and observance of all of the terms, conditions, covenants and obligations under the Master Lease.  Sublessor further acknowledges that this Sublease shall not be construed to modify, waive, impair, or affect any of the terms, provisions or conditions of the Master Lease, except as expressly stated in this Sublease with respect to extension of the Master Lease.

ARTICLE 13 – LETTER OF CREDIT

Concurrently with its execution hereof, and as a condition to the effectiveness of this Sublease, in lieu of a cash security deposit, as collateral for the full and faithful performance by Sublessee of all of its obligations under the Sublease and to compensate Sublessor for all losses and damages Sublessor may suffer as a result of any default by Sublessee under this Sublease, Sublessee shall post an irrevocable and unconditional negotiable standby Letter of Credit in the face amount of $231,404.82 (the “Letter of Credit”), which shall be subject to and in accordance with the terms of the Rider 1 attached hereto.  Sublessor may apply all or any part of such Letter of Credit to cure all or any part of any default by Sublessee, and Sublessee agrees, upon demand, to promptly replace such Letter of Credit with a substitute Letter of Credit in the full amount stated above.  Sublessor’s application of all or any part of the Letter of Credit shall not constitute a waiver of any right or remedy hereunder or otherwise available at law or in equity.

2000 UNIVERSITY AVENUE
Finjan Holdings, Inc.

Notwithstanding anything in this Article 13 to the contrary, so long as (i) Sublessee is not in default hereunder, and (ii) there has been no material adverse change in Sublessee’s financial condition from the condition existing as of the date hereof (collectively, the “Reduction Conditions”), Sublessee shall be entitled to a reduction of the Letter of Credit as set forth hereunder.  Subject to satisfaction of the Reduction Conditions, the Letter of Credit shall be reduced by (i) $38,567.47 on the first (1st) day of the thirteenth (13th) month of the Sublease Term and (ii) $38,567.47 on the first (1st) day of the twenty-fifth (25th) month of the Sublease Term.  Each actual accrued credit amount shall be applied to Base Rent next coming due under this Sublease, following a draw against the Letter of Credit in such amount.  Any and all increments of credit hereunder, which shall in no event exceed the total amount of the Letter of Credit required and unapplied by Sublessor, may be referred to hereunder as a “Reduction Amount”.  It is understood and agreed that, if all of the above referenced Reduction Amounts are applied as set forth above, the Letter of Credit shall total $154,269.88, and there shall be no further reduction in the amount of the Letter of Credit for the remainder of the Sublease Term.

ARTICLE 14 – NO APPROVAL OF SUBLEASE; LANDLORD’S CONSENT

It is acknowledged and agreed that the effectiveness of this Sublease shall be conditioned upon Landlord granting its written consent to the terms and conditions hereof, subject to and in accordance with the terms of Section 7.1 of the Master Lease (such consent being referred to as the “Consent”).  Unless specifically set forth in writing, Landlord’s Consent does not constitute approval by Landlord of any of the provisions of this Sublease, or agreement thereto or therewith, but only approval of the sublet of the Sublease Premises to Sublessee.  Sublessor shall be solely responsible for all costs to obtain Landlord’s consent to this Sublease.

Sublessor shall use commercially reasonable efforts to deliver to Sublessee the Consent of Landlord to this Sublease. Sublessee shall cooperate with Sublessor in seeking the Consent, including, without limitation, supplying all information and documentation reasonably requested by Landlord with respect to Sublessee. If the Consent of Landlord to this Sublease is not obtained within thirty (30) days of execution of this Sublease, Sublessee shall have the right to terminate this Sublease by giving written notice to Sublessor pursuant to Article 11.

ARTICLE 15 – TERMINATION OF MASTER LEASE

If at any time prior to the expiration or termination of this Sublease, the Master Lease shall expire or terminate (or Sublessor’s right to possession shall terminate without termination of the Master Lease), this Sublease shall simultaneously expire or terminate.  However, Sublessee agrees, at the election and upon the written demand of Landlord, and not otherwise, to attorn to Landlord for the remainder of the term of this Sublease, with such reasonable modifications to the Master Lease, as Landlord and Sublessee may agree upon, provided that Landlord takes over and otherwise assumes all of the right, title and interest of Sublessor under this Sublease.

The foregoing provisions of this paragraph shall apply notwithstanding that, as a matter of law, this Sublease shall terminate upon the termination of the Master Lease and shall be self-operative upon such written demand of the Landlord, and no further instrument shall be required to give effect to said provisions; provided, however, Sublessee agrees to execute an attornment agreement, in form and substance acceptable to Landlord and Sublessee, pursuant to which Sublessee confirms that all obligations owed to Sublessor under this Sublease shall become obligations owed to Landlord for the balance of the Sublease Term, and Landlord agrees to take over all of the right, title and interest of Sublessor under this Sublease.

2000 UNIVERSITY AVENUE
Finjan Holdings, Inc.

ARTICLE 16 – NO PRIVITY

Notwithstanding anything to the contrary in this Sublease, unless Sublessee attorns to Landlord in accordance with the terms of Article 14 above, in no event shall Landlord be deemed to be in privity of contract with Sublessee or owe any obligation or duty to Sublessee under the Master Lease or this Sublease, any duties of Landlord under the Master Lease are required by law being in favor of, for the benefit of, and enforceable solely by Sublessor.  Sublessor agrees to coordinate with Sublessee to seek to obtain notice and opportunity to cure rights for Sublessee with respect to any breach or default by Sublessor under the Master Lease.

ARTICLE 17 – REAL ESTATE BROKERS

Sublessor and Sublessee each confirm and agree that no broker other than CBRE (Adam Seltzer and Damon Schor) representing Sublessor and Cassidy Turley Northern California, Inc. (Brian McClenahan) representing Sublessee (collectively, the “Brokers”) is entitled to a commission in connection with this Sublease, which commission shall be payable only pursuant to the terms of a separate written agreement between Sublessor and the Brokers. Sublessor and Sublessee jointly and severally agree to indemnify and hold Landlord harmless from all loss, costs (including, without limitation, reasonable attorney’s fees), damages and expenses arising from any claims or demands of any other broker or finder for any commission or fee due or alleged to be due in connection with this Sublease by reason of the act of the indemnifying party.  Further, each of Sublessor and Sublessee agree to indemnify and hold harmless the other party hereto from all loss, costs (including, without limitation, reasonable attorney’s fees), damages and expenses arising from any claims or demands of any broker or finder for any commission or fee due or alleged to be due in connection with this Sublease by reason of the act of the indemnifying party, except with respect to the Brokers, as set forth herein.

ARTICLE 18 – DELIVERY OF COPIES OF NOTICES

Sublessor and Sublessee agree to promptly deliver copies of all notices sent or received under the Master Lease and under this Sublease to Landlord and to each other, as applicable.  Sublessor is required to provide to Sublessee any and all notices received from Landlord, with sufficient time to ensure that Sublessee has sufficient opportunity to exercise any option to cure any alleged breach of Sublessor in the Master Lease.

2000 UNIVERSITY AVENUE
Finjan Holdings, Inc.

ARTICLE 19 – CONDITION OF SUBLEASE PREMISES; SUBLESSOR WORK

Subject to Landlord’s consent, Sublessee shall have the right to install a 90-square-foot closet in the Sublease Premises, as depicted on Exhibit B attached hereto, subject to compliance with applicable Laws and Article 9 of the Master Lease.  Sublessee acknowledges that it is subleasing the Sublease Premises in “AS IS AND WITH ALL FAULTS” condition, that Sublessor is not making any representation or warranty concerning the condition of the Sublease Premises and that Sublessor is not obligated to perform any work to prepare the Sublease Premises for Sublessee's occupancy except as set forth in Exhibit C, provided that Sublessee shall be permitted to use the existing furniture, as set forth on Exhibit D hereto, within the Sublease Premises (the “Subleased Existing Furniture”), all of which shall be accepted and used in “AS IS AND WITH ALL FAULTS” condition.  Prior to the Sublease Commencement Date, Sublessor shall remove all furniture that is not Subleased Existing Furniture from the Sublease Premises.  To the best of Sublessor’s knowledge, all building systems and components are in good condition and good working order and repair including all electrical, plumbing, fire sprinklers, security, lighting, water and gas systems, ceiling system, heating, ventilating, and air conditioning (“HVAC,” including balancing), doors, and all other such elements in the Sublease Premises, including all Sublessee Improvements conducted by Sublessor.  If it is determined that such building systems and components are not in good condition and good working order, Sublessor shall use commercially reasonable efforts to cause Landlord to remedy same.  During the Sublease Term, Sublessee may move or otherwise configure the Subleased Existing Furniture in Sublessee’s sole discretion. Sublessee shall maintain the Subleased Existing Furniture during the Sublease Term, and shall repair and replace any Subleased Existing Furniture damaged or destroyed during the Sublease Term, with normal wear and tear, casualty and condemnation, and damage by Landlord or Sublessor excepted.  The risk of loss of the Subleased Existing Furniture shall be borne by Sublessee during the Sublease Term, and Sublessee shall insure the Subleased Existing Furniture as Sublessor may reasonably require.  Sublessor shall own the Subleased Existing Furniture during the Sublease Term, provided, however, Sublessee shall coordinate with Sublessor to remove such Subleased Existing Furniture and/or to enter the Sublease Premises with potential purchasers of such Subleased Existing Furniture.  The Subleased Existing Furniture shall be returned to Sublessor on the Sublease Expiration Date in its condition as of the Sublease Commencement Date, subject to ordinary wear and tear, casualty and condemnation, and damage by Landlord or Sublessor. Sublessee acknowledges and agrees that Sublessee is not entitled to receive a tenant improvement allowance or any other allowance from Sublessor or Landlord in connection with this Sublease.  Sublessee is not authorized to make or do any alterations or improvements in or to the Sublease Premises without Landlord’s consent, which consent shall be provided in accordance with the terms of the Master Lease.  Any improvements to be constructed to the Sublease Premises by Sublessee in accordance with this Article 19 shall (i) be at Sublessee’s sole costs and expense; (ii) be subject to the approval and consent of the Landlord pursuant to the Master Lease; (iii) be subject to removal by Sublessee at the expense of Sublessee at the end of the Sublease Term (unless Sublessor or Landlord otherwise instructs Sublessee in writing or have been pre-approved as an improvement that does not require removal); and (iv) comply with all Applicable Laws, ordinances and codes and all of the provisions of the Master Lease.  Sublessee shall surrender the Sublease Premises to Sublessor on the Sublease Expiration Date in the condition required by this Sublease, which shall be in a broom-clean condition, normal wear and tear, casualty and condemnation, and damage by Landlord or Sublessor excepted, and as set forth in Section 2 of Exhibit B of the Master Lease.

ARTICLE 20 – PARKING AND COMMON AREAS

Sublessor shall make available to Sublessee twenty-three (23) parking spaces of its thirty-five (35) parking spaces in the Parking Facilities, inclusive of all reserved and non-reserved parking spaces, and all Common Areas or common area rights granted to Sublessor by Landlord, at no cost to Sublessee, subject to and in accordance with Article 24 of the Master Lease.

2000 UNIVERSITY AVENUE
Finjan Holdings, Inc.

ARTICLE 21 – SIGNAGE

If permissible pursuant to the Master Lease, Sublessee shall be entitled to (i) one (1) identification sign on or near the entry doors of the Sublease Premises, which shall be installed at Sublessee’s sole cost and expense, and (ii) one (1) identification panel on the directory board in the lobby of the Building listing the Sublessee’s name and its principal employees, which shall be installed at Sublessee’s sole cost and expense.  Such signs shall be installed by a signage contractor designated by Landlord.  The location, quality, design, style, lighting and size of such signs shall be consistent with the Landlord’s Building standard signage program and shall be subject to Applicable Laws and Landlord’s prior written approval, in its reasonable discretion.  Sublessee shall be responsible, at Sublessee’s sole cost and expense, for removal of any signs installed by or on behalf of Sublessee prior to the expiration of the Sublease Term in accordance with the terms and conditions of the Master Lease.  Except for such identification signs, Sublessee may not install any signs on the exterior or roof of the Building or the Common Areas.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Sublease Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

ARTICLE 22 – HAZARDOUS MATERIALS

Sublessee shall not use, generate, manufacture, store or dispose of, on or about the Sublease Premises or Building, or transport to or from the Sublease Premises or Building, any Hazardous Materials.  Notwithstanding the provisions of this Article 22, Sublessee and Sublessor shall have the right to use, generate and store on the Sublease Premises and the Building, and transport to and from the Sublease Premises and the Building, those Hazardous Materials which are generally used in the ordinary course of business; provided, however, that Sublessee’s and Sublessor’s use, generation, storage and transport thereof is in compliance with all applicable federal, state and local laws, regulations and ordinances and Sublessee is further subject to the restrictions in set forth below.  As used in this Sublease, “Hazardous Materials” shall mean any material or substance that is now or hereafter defined or regulated by any statute, regulation, ordinance, or governmental authority thereunder, as radioactive, toxic, hazardous, or waste, or a chemical known to the state of California to cause cancer or reproductive toxicity, including but not limited to (i) petroleum and any of its constituents or byproducts, (ii) radioactive materials, (iii) asbestos in any form or condition, and (iv) substances or materials regulated by any of the following, as amended from time to time, and any rules promulgated thereunder:  the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq; the Clean Air Act, 42 U.S.C. §§7401 et seq. The California Health and Safety Code; The California Water Code; The California Labor Code; The California Public Resources Code; The California Fish and Game Code.  Notwithstanding anything herein to the contrary, Sublessee further agrees as follows:

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Finjan Holdings, Inc.

1.	Sublessee will not use, store or bring onto the Building, Property or Sublease Premises any chlorinated solvents.

2.	Sublessee will not discharge any material to the storm water system, whether or not such material is Hazardous Material.

3.
Prior to using, storing or generating any Hazardous Materials at the Building or Sublease Premises which is permitted hereunder, Sublessee will obtain Landlord’s written consent for such use, storage or generation.  Sublessee’s request for consent shall include the following:  (i) the chemicals and quantities; (ii) copies of any MSDS for such chemicals; and (iii) copies of any Sublessee written policies with respect to the use of such materials and any accidental spills.

[SIGNATURES ON FOLLOWING PAGE]

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Finjan Holdings, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease on the day and year first above written.

SUBLESSOR:

Tribune Media Company,
a Delaware corporation

By: /s/ Jack Rodden
Name: Jack Rodden
Title:   VP & Treasurer

SUBLESSEE:

Finjan Holdings, Inc.,
a Delaware corporation

By:  /s/ Phil Hartstein
Name: Phil Hartstein
Title:   President and CEO

By:  /s/ Michael Noonan
Name: Michael Noonan
Title:   CFO & Treasurer

By:  /s/ Daniel Chinn
Name: Daniel Chinn
Title:   Chairman, Board of Directors

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Finjan Holdings, Inc.

S-1

Exhibit A

Master Lease

[*TO BE ATTACHED VIA PDF*]

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Finjan Holdings, Inc.

Exhibit A-1

Exhibit B

The Sublease Premises

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Finjan Holdings, Inc.

Exhibit B-1

Exhibit C

Work Letter

This Exhibit is attached to and made a part of the Sublease Agreement (the “Sublease”) by and between Tribune Media Company, a Delaware corporation as successor in interest to Tribune Company (“Sublessor”) and Finjan Holdings, Inc., a Delaware corporation (“Sublessee”) for space in the Building located at 2000 University Avenue, East Palo Alto, California.  Capitalized terms used but not defined herein shall have the meanings given in the Sublease.

This Work Letter (“Work Letter”) shall set forth the terms and conditions relating to the construction of the Sublease Premises.  All references in this Work Letter to the “Sublease” shall mean the relevant portions of the Sublease to which this Work Letter is attached as Exhibit C.

1.
Sublessor, at its sole cost and expense (subject to the terms and provisions of Section 2 below) shall perform improvements to the Sublease Premises, including (i) steam-cleaning the carpets, (ii) installing a demising wall, in accordance with the space plan attached hereto as Schedule 1 (the “Space Plan”) using Building standard methods, materials and finishes, and (iii) painting the demising wall using Building standard paint and colors.  The improvements to be performed in accordance with the Space Plan are hereinafter referred to as the “Sublessor Work”.  Sublessor shall enter into a direct contract for the Sublessor Work with a general contractor selected by Sublessor.  In addition, Sublessor shall have the right to select and/or approve of any subcontractors used in connection with the Sublessor Work.  Sublessor Work shall include any and all architectural fees, engineering fees, and city permits.

2.
All other work and upgrades, subject to Sublessor’s approval, shall be at Sublessor’s sole cost and expense, plus any applicable state sales or use tax thereon, payable upon demand as Additional Rent and a construction management fee payable to Landlord equivalent to five percent (5%) of the cost of such work and upgrades, pursuant to Section 9.2 of the Master Lease.  Sublessee shall be responsible for any Sublessee Delay (as that term is hereinafter defined) in completion of the Sublease Premises resulting from any such other work and upgrades requested or performed by Sublessee.  Sublessee’s failure to comply with any of its obligations under this Sublease, or Sublessee’s specification of any materials or equipment with long lead times or any entry into the Sublease Premises by Sublessee (each a “Sublessee Delay”), the Sublessor Work shall be deemed to be Substantially Complete on the date that Sublessor could reasonably have been expected to Substantially Complete the Sublessor Work absent any Sublessee Delay.

3.
Sublessor’s supervision or performance of any work for or on behalf of Sublessee shall not be deemed to be a representation by Sublessor that such work complies with applicable insurance requirements, building codes, ordinances, Laws or regulations or that the improvements constructed will be adequate for Sublessee’s use.

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Finjan Holdings, Inc.

Exhibit C-1

4.
Sublessor and Sublessee agree to cooperate with each other in order to enable the Sublessor Work to be performed in a timely manner and with as little inconvenience to the operation of Sublessee’s business as is reasonably possible.  Notwithstanding anything herein to the contrary, any delay in the completion of the Sublessor Work or inconvenience suffered by Sublessee during the performance of the Sublessor Work shall not delay the Sublease Commencement Date nor shall it subject Sublessor to any liability for any loss or damage resulting therefrom or entitle Sublessee to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

5.
The Sublessor Work shall not include any of Sublessee’s trade fixtures, equipment, furniture, furnishings, telephone and data equipment, or other personal property.  Sublessee shall assume full responsibility to ensure that all items associated with the Sublessor Work are adequate to fully meet the requirements of Sublessee’s intended use of the Sublease Premises.

6.
For purposes of this Sublease, including for purposes of determining the Sublease Commencement Date (pursuant to Article 3 of the Sublease), the Sublessor Work shall be “Substantially Complete” upon the completion of the Sublessor Work in the Sublease Premises pursuant to the Space Plan, with the exception of any punch list items that do not materially and adversely affect Sublessee’s use and occupancy of the Sublease Premises and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by or on behalf of Sublessee in accordance with the terms of this Work Letter.

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Finjan Holdings, Inc.

Exhibit C-2

Schedule 1 To Exhibit C

Space Plan

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Finjan Holdings, Inc.
Schedule 1 To Exhibit C

Exhibit D

Subleased Existing Furniture

LOBBY

Empty

COPY ROOM

Empty

BREAK ROOM

Empty

CONFERENCE ROOM (B)

Empty

WORK/COPY ROOM

Empty

18 CUBICLES

1 round table, 30 file cabinets

ROOM 6.01 (C697)

2 large conference tables, 1 cabinet

15 OFFICES TO THE LEFT OF ROOM 6.01

1ST OFFICE, C695

2 Desk, 1 wall shelf, 4 file cabinets

2nd OFFICE, C693

1 Desk, 1 small table, 1 file cabinet, 1 wall shelf, 1 white board

3rd OFFICE, C690

2 Desk, 4 file cabinets

4th OFFICE, C687

1 desk, 1 wall shelve, 1 book shelf, 2 small file cabinets, 1 white board

5th OFFICE, C686

1 desk, 1 wall shelve, 1 small file cabinet

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Finjan Holdings, Inc.

Exhibit D-1

6th OFFICE, C684

1 desk, 1 wall shelf, 1 small table, 1 white board, 2 file cabinets

7th OFFICE, C682

1 desk, 2 small file cabinets, 1 wall shelf, 1 small table, 1 white board

8th Office, C680

2 desk, 2 wall shelf, 5 file cabinets

9th Office, C679

1 desk, 1 wall shelf, 1 large file cabinet, 1 large book case

10th Office, C677

1 desk, 1 wall shelf, 1 small table, 3 file cabinets, 1 white board

11th Office, C676

2 desk, 2 wall shelf, 5 file cabinets

12th Office, C674

2 desk, 2 wall shelf, 1 large book case, 5 file cabinets

13th Office, C673

1 desk, 1 wall shelf, 3 file cabinets, 1 white board

14th Office, C672

1 desk, 1 wall shelf, 4 file cabinets, 1 white board, 1 small table

15th Office, C 671

1 desk, 1 wall shelf, 1 book shelf, 2 file cabinets, 1 large book shelf, 1 white board cabinet

22 Guest Chairs

2000 UNIVERSITY AVENUE
Finjan Holdings, Inc.

Exhibit D-2

Rider 1

Letter of Credit Rider

This Letter of Credit Rider (“Letter of Credit Rider”) is made and entered into by and between Tribune Media Company, a Delaware corporation as successor in interest to Tribune Company (“Sublessor”), and Finjan Holdings, Inc., a Delaware corporation (“Sublessee”), and is dated as of the date of the Sublease Agreement (“Sublease”) by and between Sublessor and Sublessee to which this Letter of Credit Rider is attached.  The agreements set forth in this Letter of Credit Rider shall have the same force and effect as if set forth in the Sublease.  To the extent the terms of this Letter of Credit Rider are inconsistent with the terms of the Sublease, the terms of this Letter of Credit Rider shall control.

1.           Concurrently with Sublessee’s execution of the Sublease, Sublessee shall deliver to Sublessor, as collateral for the full and faithful performance by Sublessee of all of its obligations under the Lease and to compensate Sublessor for all losses and damages Sublessor may suffer as a result of any default by Sublessee under the Sublease, an irrevocable and unconditional negotiable standby letter of credit (the “Letter of Credit”), in the form attached hereto as Schedule 1 and containing the terms required herein, payable in the City of East Palo Alto, California, running in favor of Sublessor issued by a solvent, nationally recognized commercial bank (the “Bank”) that is acceptable to Sublessor in its sole discretion and (1) is chartered under the laws of the United States, any State thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; (2) has a long term rating of B or higher as rated by Moody’s Investors Service and/or A or higher as rated by Standard & Poor’s, and Fitch Ratings Ltd (Fitch), under the supervision of the Superintendent of Banks of the State of California, or a national banking association (the “Letter of Credit Issuer Requirements”), in the amount of $231,404.82 (the “Letter of Credit Amount”).

           2.           The Letter of Credit shall be (i) at sight, irrevocable and unconditional, (ii) maintained in effect, whether through replacement, renewal or extension, for the period from the Sublease Commencement Date and continuing until the date (the “Letter of Credit Expiration Date”) which is one hundred twenty (120) days after the Sublease Expiration Date, and Sublessee shall deliver a new Letter of Credit or certificate of renewal or extension to Sublessor at least thirty (30) days prior to the expiration of the Letter of Credit then held by Sublessor, without any action whatsoever on the part of Sublessor, (iii) subject to “The Uniform Customs and Practice for Documentary Credits” (2007 Revision), International Chamber of Commerce Publication No. 600, (iv) fully assignable by Sublessor, and (v) permit partial draws.  In addition to the foregoing, the form and terms of the Letter of Credit shall provide, among other things, in effect that: (A) Sublessor, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit (1) upon the presentation to the Bank of Sublessor’s (or Sublessor’s then managing agent’s) written statement that such amount is due to Sublessor under the terms and conditions of the Sublease, or (2) in the event Sublessee, as applicant, shall have failed to provide to Sublessor a new or renewal Letter of Credit satisfying the terms of this Letter of Credit Rider at least thirty (30) days prior to the expiration of the Letter of Credit then held by Sublessor, (3) Sublessee has filed a voluntary petition under the Federal Bankruptcy Code or (4) an involuntary petition has been filed against Sublessee under the Federal Bankruptcy Code, it being understood that if Sublessor or its managing agent be a limited liability company, corporation, partnership or other entity, then such statement shall be signed by a managing member (if a limited liability company), an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity) and (B) the Letter of Credit will be honored by the Bank without inquiry as to the accuracy thereof and regardless of whether Sublessee disputes the content of such statement.

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Finjan Holdings, Inc.
Rider 1

3.           The Letter of Credit shall also provide that Sublessor may, at any time and without notice to Sublessee and without first obtaining Sublessee’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Sublessor of its rights and interests in and to the Sublease.  In the event of a transfer of Sublessor’s interest in the Building, Sublessor shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable) to the transferee and thereupon Sublessor shall, without any further agreement between the parties, be released by Sublessee from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord.  In connection with any such transfer of the Letter of Credit by Sublessor, Sublessee shall, at Sublessee’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Sublessee shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

4.           If, as result of any application or use by Sublessor of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Sublessee shall, within five (5) days thereafter, provide Sublessor with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Letter of Credit Rider, and if Sublessee fails to comply with the foregoing, notwithstanding anything to the contrary contained in Article 10 of the Sublease, the same shall constitute an incurable default by Sublessee.  Sublessee further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Sublessor nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, a renewal thereof or substitute letter of credit, as applicable, shall be delivered to Sublessor not later than thirty (30) days prior to the expiration of the Letter of Credit, which shall be irrevocable and automatically renewable as above provided through the Letter of Credit Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Sublessor in its sole discretion.  However, if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or if Sublessee fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Letter of Credit Rider, Sublessor shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Letter of Credit Rider, and the proceeds of the Letter of Credit may be applied by Sublessor for Sublessee’s failure to fully and faithfully perform all of Sublessee’s obligations under this Sublease and against any Rent payable by Sublessee under this Sublease that is not paid when due and/or to pay for all losses and damages that Sublessor has suffered or that Sublessor reasonably estimates that it will suffer as a result of any default by Sublessee under this Sublease.  Any unused proceeds shall constitute the property of Sublessor and need not be segregated from Sublessor’s other assets.

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Finjan Holdings, Inc.
Rider 1

5.           Sublessee hereby acknowledges and agrees that Sublessor is entering into the Sublease in material reliance upon the ability of Sublessor to draw upon the Letter of Credit in the event Sublessee fails to fully and faithfully perform all of Sublessee’s obligations under this Sublease and to compensate Sublessor for all losses and damages Sublessor may suffer as a result of the occurrence of any default on the part of Sublessee under the Sublease and Sublessor may, at any time, but without obligation to do so, and without notice, draw upon the Letter of Credit, in part or in whole, for such purposes.  Sublessee agrees not to interfere in any way with payment to Sublessor of the proceeds of the Letter of Credit, either prior to or following a “draw” by Sublessor of any portion of the Letter of Credit, regardless of whether any dispute exists between Sublessee and Sublessor as to Sublessor’s right to draw from the Letter of Credit.  No condition or term of the Sublease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.  Sublessee agrees and acknowledges that Sublessee has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Sublessee becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Sublessee, any trustee, nor Sublessee’s bankruptcy estate shall have any right to restrict or limit Sublessor’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.

6.           Notwithstanding anything to the contrary herein, if at any time the Letter of Credit Issuer Requirements are not met, or if the financial condition of such issuer changes in any other materially adverse way, as determined by Sublessor in its sole discretion, then Sublessee shall within five (5) days of written notice from Sublessor deliver to Sublessor a replacement Letter of Credit which otherwise meets the requirements of this Sublease, including without limitation, the Letter of Credit Issuer Requirements.  Notwithstanding anything in this Sublease to the contrary, Sublessee’s failure to replace the Letter of Credit and satisfy the Letter of Credit Issuer Requirements within such five (5) day period Sublessor shall constitute a material default for which there shall be no notice or grace or cure periods being applicable thereto.  In addition and without limiting the generality of the foregoing, if the issuer of any letter of credit held by Sublessor is insolvent or is placed in receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not meet the requirements of this Letter of Credit Rider, and Sublessee shall within five (5) days of written notice from Sublessor deliver to Sublessor a replacement Letter of Credit which otherwise meets the requirements of this Letter of Credit Rider and that meets the Letter of Credit Issuer Requirements (and Sublessee’s failure to do so shall, notwithstanding anything in this Letter of Credit Rider or the Sublease to the contrary, constitute a material default for while there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid five (5) day period).

           7.           Sublessor and Sublessee acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7.  The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

2000 UNIVERSITY AVENUE
Finjan Holdings, Inc.
Rider 1

SCHEDULE 1 TO LETTER OF CREDIT RIDER

______________________________
______________________________
______________________________
______________________________
Contact Phones: ________________

IRREVOCABLE STANDBY LETTER OF CREDIT

________________, 20__ Beneficiary: Tribune Media Company Attn: General Counsel/Real Estate 435 N. Michigan Avenue Chicago, IL 60611
Our irrevocable standby Letter of Credit:
No. _____________________________
Applicant: Finjan Holdings, Inc.
Amount:  Exactly USD $231,404.82
(Two Hundred Thirty-One Thousand Four Hundred Four and 82/100 Dollars)
Final Date of Expiration:  January 28, 2019

We (the “Bank”) hereby issue our irrevocable standby Letter of Credit No. ______________ in Beneficiary's favor for the account of the above-referenced Applicant, in the aggregate amount of exactly USD $231,404.82.  This Letter of Credit is available with us at our above office by presentation of your draft drawn on us at sight bearing the clause:  “Drawn under ______________ [INSERT NAME OF BANK] Letter of Credit No. ______________” and accompanied by the following:

1.           Beneficiary's signed certification purportedly signed by an authorized officer or agent stating:

(A)           “ Beneficiary, as landlord, is now entitled to draw upon this Letter of Credit pursuant to the terms and conditions of that certain sublease agreement dated January 7th, 2015 for premises located at 2000 University Avenue in East Palo Alto, California”; or

(B)           “The Bank has notified us that this Letter of Credit will not be extended beyond the current expiration date of this Letter of Credit and Applicant has not delivered to Beneficiary at least thirty (30) days prior to the current expiration of this Letter of Credit a replacement Letter of Credit satisfactory to Beneficiary.”

(C)           “Tenant has filed a voluntary petition under the Federal Bankruptcy Code;” or

(D)           “An involuntary petition has been filed against Tenant under the Federal Bankruptcy Code.”

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Finjan Holdings, Inc.
Schedule 1 to Rider 1

2.           The original of this Letter of Credit.

Special conditions:

Partial draws under this Letter of Credit are permitted.  Notwithstanding anything to the contrary contained herein, this Letter of Credit shall expire permanently without renewal on January 28, 2019 (which is one hundred twenty days after the Sublease Expiration Date).

This Letter of Credit shall be automatically extended for an additional period of one (1) year, without amendment, from the present or each future expiration date but in any event not beyond January 28, 2019 which shall be the final expiration date of this Letter of Credit, unless, at least thirty (30) days prior to the then current expiration date we notify you by registered mail/overnight courier service at the above address that this Letter of Credit will not be extended beyond the current expiration date.

We hereby agree with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation to us of the documents described in Paragraph 1 above on or before the expiration date of this Letter of Credit, without inquiry as to the accuracy thereof and regardless of whether Applicant disputes the content of any such documents or certifications.

This Letter of Credit is transferable and any such transfer may be effected by us, provided that you deliver to us your written request for transfer in form and substance reasonably satisfactory to us.  Beneficiary may, at any time and without notice to Applicant and without first obtaining Applicant's consent thereto, transfer all or any portion of Beneficiary's interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Beneficiary of Beneficiary's rights and interests in and to the Lease. The original of this Letter of Credit together with any amendments thereto must accompany any such transfer request.

Except so far as otherwise expressly stated, this documentary credit is subject to subject to “The Uniform Customs and Practice for Documentary Credits” (2007 Revision), International Chamber of Commerce Publication No. 600.

By:
Authorized signature

Please direct any correspondence including drawing or inquiry quoting our reference number to the above referenced address.

Schedule 1 to Rider 1